Exhibit 99

For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports

Second-Quarter 2016 Financial Results

Second-Quarter 2016

•	Revenue increased 4% to $747 million with 8% and 5% growth at AHS and Terminix, respectively
•	Net income of $16 million, or $0.11 per share, versus $67 million, or $0.49 per share, a year ago
•	Gross margin of 49.3% expanded 0.3% compared to prior year
•	Adjusted EBITDA(1) increased 6% to $203 million from $191 million a year ago
•	Adjusted net income(2) of $93 million, or $0.67 per share, versus $82 million, or $0.60 per share, a year ago
•	2016 Outlook: Revenue range of $2,730 million to $2,760 million, or 5% to 6% over prior year, and Adjusted EBITDA range of $675 million to $690 million, or 9% to 11% over prior year

MEMPHIS, TENN, — July 28, 2016  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited second-quarter 2016 results. The company reported a year-over-year revenue increase of 4 percent driven primarily by organic growth at American Home Shield (“AHS”) and the impact of acquiring Alterra Pest Control, LLC (“Alterra”) in November 2015.

Second-quarter 2016 net income was  $16 million, or $0.11 per share, versus $67 million, or $0.49 per share, in the same period in 2015. Second-quarter 2016 net income includes a charge of $88 million due to a tentative settlement of a fumigation related matter and an insurance reserve adjustment of $23 million, and second-quarter 2015 net income includes a $14 million loss on extinguishment of debt.

Second-quarter 2016  adjusted net income was  $93 million, or $0.67 per share, versus $82 million, or $0.60 per share, for the same period in 2015.

Second-quarter 2016  Adjusted EBITDA was  $203 million, a year-over-year increase of $12 million, or 6 percent, primarily driven by an $11 million increase in Adjusted EBITDA at Terminix. For the company as a whole, the Adjusted EBITDA increase this quarter reflects an increase of $21 million from the conversion of higher revenue, partially offset by an increase of approximately $6 million in technology costs, primarily investments related to the ServSmartSM initiative, and a $3 million reduction in investment income.

Rob Gillette, ServiceMaster’s chief executive officer, noted: “Our businesses remain strong. Our margins continue to improve as we continue to streamline operations, convert our Merry Maids branches  to franchises and realize the benefits of operating leverage. This positions us well for future growth as we continue to invest in marketing, our ServSmart platform and build on our brand awareness.”

Consolidated Performance

	Three Months Ended June 30,				Six Months Ended June 30,
$ millions	2016	2015	B/(W)		2016	2015	B/(W)
Revenue	$747	$716	$31		$1,355	$1,288	$67
YoY growth			4.3%				5.2%
Gross Margin	368	351	17		651	620	31
% of revenue	49.3%	49.0%	0.3	pts	48.0%	48.1%	(0.1)	pts
SG&A	(187)	(182)	(5)		(360)	(334)	(26)
% of revenue	25.0%	25.4%	0.4	pts	26.6%	25.9%	(0.7)	pts
Income from Continuing Operations before Income Taxes	23	109	(86)		85	154	(69)
% of revenue	3.1%	15.2%	(12.1)	pts	6.3%	12.0%	(5.7)	pts
Net Income	16	67	(51)		54	94	(40)
% of revenue	2.1%	9.4%	(7.3)	pts	4.0%	7.3%	(3.3)	pts
Adjusted Net Income(2)	93	82	11		140	127	13
% of revenue	12.4%	11.5%	0.9	pts	10.3%	9.9%	0.4	pts
Adjusted EBITDA(1)	203	191	12		330	324	6
% of revenue	27.2%	26.7%	0.5	pts	24.4%	25.2%	(0.8)	pts
Net Cash Provided from Operating Activities from Continuing Operations	138	152	(14)		244	220	24
Free Cash Flow(3)	123	152	(29)		212	224	(12)

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended June 30,					Six Months Ended June 30,
	Revenue		Adjusted EBITDA			Revenue		Adjusted EBITDA
$ millions	2016	B/(W) vs. PY	2016	B/(W) vs. PY		2016	B/(W) vs. PY	2016	B/(W) vs. PY
Terminix	$414	$19	$112	$11		$778	$47	$207	$17
YoY growth / % of revenue		4.8%	27.1%	1.5	pts		6.4%	26.6%	0.6	pts
American Home Shield	282	21	72	1		477	41	90	(10)
YoY growth / % of revenue		8.0%	25.5%	(1.7)	pts		9.4%	18.9%	(4.0)	pts
Franchise Services Group	50	(10)	19	(1)		99	(21)	37	(2)
YoY growth / % of revenue		(16.7)%	38.0%	4.7	pts		(17.5)%	37.4%	4.9	pts
Corporate(4)	1	—	—	1		1	—	(3)	2
Total	$747	$31	$203	$12		$1,355	$67	$330	$6
YoY growth / % of revenue		4.3%	27.2%	0.5	pts		5.2%	24.4%	(0.8)	pts

A reconciliation of both Adjusted net income and Adjusted EBITDA to net income, as well as a reconciliation of free cash flow to net cash provided from operating activities from continuing operations, are set forth below in this press release.

Terminix

Terminix reported a 5 percent year-over-year revenue increase in the second-quarter of 2016,  driven primarily by the impact of the Alterra acquisition in November 2015 and organic growth in pest control revenue. Adjusted EBITDA increased 11 percent, or $11 million, versus prior year, primarily driven by $10 million from the conversion of higher revenue and $5 million of other cost reductions, offset, in part, by a $4  million increase in technology costs.

American Home Shield

American Home Shield reported an  8 percent year-over-year revenue increase in the second-quarter of 2016 driven by the growth in the number of home warranties and price increases. Adjusted EBITDA increased 1 percent, or  $1 million, versus prior year,  primarily reflecting a $13 million increase from the conversion of higher revenue, offset, in part, by a $4 million increase in contractor claim costs,  a  $3 million increase in sales/marketing costs, a  $2 million increase in technology costs and a $3 million reduction in investment income.

Franchise Services Group

The Franchise Services Group reported a 17 percent year-over-year revenue decrease in the second-quarter of 2016 primarily reflecting the conversion of certain company-owned Merry Maids branches to franchises.  Adjusted EBITDA decreased 5 percent, or

$1 million, versus prior year, primarily reflecting the flow-through effect of lower revenue and the branch conversions, offset, in part, by cost reduction initiatives.

Cash Flow

For the six months ended June 30, 2016, net cash provided from operating activities from continuing operations increased to $244 million from  $220 million for the six months ended June 30, 2015.

Net cash used for investing activities from continuing operations was $154 million for the six months ended June 30, 2016 compared to $20 million for the six months ended June 30, 2015. During the six months ended June 30, 2016, we posted cash of $95 million, in lieu of letters of credit, as collateral under our automobile, general liability and workers’ compensation insurance program.

Net cash used for financing activities from continuing operations was $45 million for the six months ended June 30, 2016 compared to $223 million for the six months ended June 30, 2015. During the six months ended June 30, 2015, we borrowed an incremental $178 million and redeemed $390 million in aggregate principal amount of the former 8% 2020 Notes.

Free cash flow(3) was $212 million for the six months ended June 30, 2016 compared to $224 million for the six months ended June 30, 2015.

Other Matters

U.S. Virgin Islands

On July 21, 2016, the company entered into a superseding plea agreement in connection with the investigation initiated by the United States Department of Justice related to the U.S. Virgin Islands matter. Under the terms of the superseding plea agreement we have agreed to pay fines, community service and government costs up to $10 million (same aggregate amount as previously disclosed) as recommended by the parties, but have agreed to monetary ranges for the fines and community service, giving the court discretion at sentencing. The superseding plea agreement is subject to the approval of the court at a hearing scheduled for August 25, 2016 and, if approved, will resolve the federal criminal consequences associated with the DOJ investigation.

The company is also reporting that it has reached a tentative settlement agreement to settle all civil claims of the affected family related to the U.S. Virgin Islands matter. We expect that, under the terms of the proposed settlement agreement, in addition to the amounts that the company’s insurance carriers have agreed to pay to the family pursuant to our general liability insurance policies, we will pay $87 million, which is in addition to the $3 million the company had previously paid related to these claims.

Insurance Reserve Adjustment

The company made a $23 million adjustment to accrued self-insured claims related to automobile, general liability and workers’ compensation risks. The adjustment is based on the company’s detailed annual assessment of this actuarially determined accrual, which the company completes in the second quarter of each year. This adjustment relates to coverage periods of 2015 and prior.

Share Repurchase Program

On February 23, 2016, the company’s board of directors authorized a three-year share repurchase program, under which the company may purchase up to $300 million of outstanding shares of common stock. During the second-quarter, the company purchased 461,174 shares of common stock at an average price paid per share of $36.04.

New Board Members

On July 15, 2016, the company announced two new members elected to its board of directors, naming Jerri DeVard, most recently chief marketing officer of ADT Corporation, and John Corness, formerly a human resources executive with Polaris Industries and GE.

Full-Year 2016 Outlook

Revenue is expected to range from $2,730 million to $2,760 million, or an increase of 5 percent to 6 percent compared to 2015. Adjusted EBITDA is expected to range from $675 million to $690 million, or an increase of 9 percent to 11 percent compared to 2015. Reconciliation for the forward-looking 2016 Adjusted EBITDA outlook is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Second-Quarter 2016 Earnings Conference Call

The company will discuss its second-quarter 2016 operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today,  July 28, 2016. To participate on the conference call, interested parties should call 888.225.2695 (or international participants, 303.223.4364). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page. The call will be available for replay until August 27, 2016. To access the replay of this call, please call 800.633.8284 and enter reservation number 21815362 (international participants: 402.977.9140, reservation number 21815362). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture and cabinet repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2016 revenue and Adjusted EBITDA outlook and the statements relating to the U.S. Virgin Islands matter. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income,  net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating and liquidity performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted EBITDA is defined as net income before: depreciation and amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches;  non-cash impairment of software and other related costs; loss from discontinued operations, net of income taxes; provision for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(2)Adjusted net income is defined as net income before: amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; restructuring charges; gain on sale of Merry Maids branches; impairment of software and other related costs; loss from discontinued operations, net of income taxes; loss on extinguishment of debt; other expense; and the tax impact of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as adjusted net income divided by the weighted-average diluted common shares outstanding.

(3)Free cash flow is defined as (i) net cash provided from operating activities from continuing operations before: call premium paid on retirement of debt; (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$747	$716	$1,355	$1,288
Cost of services rendered and products sold	379	365	704	668
Selling and administrative expenses	187	182	360	334
Amortization expense	8	12	16	25
401(k) Plan corrective contribution	1	—	1	—
Fumigation related matters	88	—	91	—
Insurance reserve adjustment	23	—	23	—
Impairment of software and other related costs	1	—	1	—
Restructuring charges	4	—	5	2
Gain on sale of Merry Maids branches	—	(2)	(2)	(3)
Interest expense	38	42	76	88
Interest and net investment income	(4)	(7)	(4)	(7)
Loss on extinguishment of debt	—	14	—	27
Income from Continuing Operations before Income Taxes	23	109	85	154
Provision for income taxes	7	42	30	59
Income from Continuing Operations	16	67	54	95
Loss from discontinued operations, net of income taxes	—	—	—	(1)
Net Income	$16	$67	$54	$94
Total Comprehensive Income	$15	$65	$55	$88
Weighted-average common shares outstanding - Basic	135.5	134.9	135.6	134.7
Weighted-average common shares outstanding - Diluted	137.7	136.5	137.7	136.3
Basic Earnings Per Share:
Income from Continuing Operations	$0.11	$0.50	$0.40	$0.71
Loss from discontinued operations, net of income taxes	—	—	—	(0.01)
Net Income	0.12	0.49	0.40	0.70
Diluted Earnings Per Share:
Income from Continuing Operations	$0.11	$0.49	$0.40	$0.70
Loss from discontinued operations, net of income taxes	—	—	—	(0.01)
Net Income	0.11	0.49	0.39	0.69

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	June 30,	December 31,
	2016	2015
Assets:
Current Assets:
Cash and cash equivalents	$342	$296
Marketable securities	21	24
Receivables, less allowances of $24 and $23, respectively	508	487
Inventories	40	40
Prepaid expenses and other assets	240	54
Deferred customer acquisition costs	33	32
Total Current Assets	1,184	933
Other Assets:
Property and equipment, net	186	160
Goodwill	2,185	2,129
Intangible assets, primarily trade names, service marks and trademarks, net	1,714	1,704
Restricted cash	95	—
Notes receivable	36	32
Long-term marketable securities	13	57
Other assets	49	83
Total Assets	$5,462	$5,098
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$133	$110
Accrued liabilities:
Payroll and related expenses	61	64
Self-insured claims and related expenses	365	106
Accrued interest payable	10	10
Other	58	59
Deferred revenue	576	552
Current portion of long-term debt	60	54
Total Current Liabilities	1,262	955
Long-Term Debt	2,714	2,698
Other Long-Term Liabilities:
Deferred taxes	693	687
Other long-term obligations, primarily self-insured claims	197	213
Total Other Long-Term Liabilities	890	901
Commitments and Contingencies
Shareholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 143,563,741 shares issued and 135,442,846 outstanding at June 30, 2016 and 143,170,897 shares issued and 135,511,176 outstanding at December 31, 2015)	2	2
Additional paid-in capital	2,257	2,245
Accumulated deficit	(1,506)	(1,560)
Accumulated other comprehensive loss	(20)	(21)
Less common stock held in treasury, at cost 8,120,895 shares at June 30, 2016 and 7,659,721 shares at December 31, 2015)	(138)	(122)
Total Shareholders' Equity	595	545
Total Liabilities and Shareholders' Equity	$5,462	$5,098

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2016	2015
Cash and Cash Equivalents at Beginning of Period	$296	$389
Cash Flows from Operating Activities from Continuing Operations:
Net Income	54	94
Adjustments to reconcile net income to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	—	1
Depreciation expense	27	23
Amortization expense	16	25
Amortization of debt issuance costs	2	3
401(k) Plan corrective contribution	1	—
Fumigation related matters	91	—
Payments on fumigation related matters	(2)	—
Insurance reserve adjustment	23	—
Impairment of software and other related costs	1	—
Gain on sale of Merry Maids branches	(2)	(3)
Loss on extinguishment of debt	—	27
Call premium paid on retirement of debt	—	(23)
Deferred income tax provision	5	23
Stock-based compensation expense	7	5
Gain on sale of marketable securities	(3)	(6)
Other	3	4
Change in working capital, net of acquisitions:
Receivables	(18)	(31)
Inventories and other current assets	(20)	(3)
Accounts payable	34	35
Deferred revenue	24	28
Accrued liabilities	10	5
Accrued interest payable	—	(12)
Accrued restructuring charges	3	(3)
Current income taxes	(13)	29
Net Cash Provided from Operating Activities from Continuing Operations	244	220
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(31)	(20)
Sale of equipment and other assets	7	4
Other business acquisitions, net of cash acquired	(73)	(19)
Change in restricted cash	(95)	—
Purchases of available-for-sale securities	(2)	(5)
Sales and maturities of available-for-sale securities	48	27
Origination of notes receivable	(53)	(54)
Collections on notes receivable	48	46
Other investments	(3)	—
Net Cash Used for Investing Activities from Continuing Operations	(154)	(20)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	—	178
Payments of debt	(33)	(411)
Debt issuance costs paid	—	(2)
Repurchase of common stock	(17)	—
Issuance of common stock	5	13
Net Cash Used for Financing Activities from Continuing Operations	(45)	(223)
Cash Flows from Discontinued Operations:
Cash used for operating activities	—	(6)
Net Cash Used for Discontinued Operations	—	(6)
Effect of Exchange Rate Changes on Cash	1	—
Cash Increase (Decrease) During the Period	46	(28)
Cash and Cash Equivalents at End of Period	$342	$361

The following table presents reconciliations of Adjusted Net Income to Net Income for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2016	2015	2016	2015
Net Income	$16	$67	$54	$94
Amortization expense	8	12	16	25
401(k) Plan corrective contribution	1	—	1	—
Fumigation related matters	88	—	91	—
Insurance reserve adjustment	23	—	23	—
Restructuring charges	4	—	5	2
Gain on sale of Merry Maids branches	—	(2)	(2)	(3)
Impairment of software and other related costs	1	—	1	—
Loss from discontinued operations, net of income taxes	—	—	—	1
Loss on extinguishment of debt	—	14	—	27
Tax impact of adjustments	(47)	(9)	(50)	(19)
Adjusted Net Income	$93	$82	$140	$127
Weighted-average diluted common shares outstanding	137.7	136.5	137.7	136.3
Adjusted earnings per share	$0.67	$0.60	$1.01	$0.93

The following table presents reconciliations of Free Cash Flow to Net Cash Provided from Operating Activities from Continuing Operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2016	2015	2016	2015
Net Cash Provided from Operating Activities from Continuing Operations	$138	$152	$244	$220
Call premium paid on retirement of debt	—	12	—	23
Property additions	(14)	(12)	(31)	(20)
Free Cash Flow	$123	152	212	224

The following table presents reconciliations of Adjusted EBITDA to Net Income for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2016	2015	2016	2015
Terminix	$112	$101	$207	$190
American Home Shield	72	71	90	100
Franchise Services Group	19	20	37	39
Corporate	—	(1)	(3)	(5)
Adjusted EBITDA	$203	$191	$330	$324

Depreciation and amortization expense	(22)	(24)	(43)	(48)
401(k) Plan corrective contribution	(1)	—	(1)	—
Fumigation related matters	(88)	—	(91)	—
Insurance reserve adjustment	(23)	—	(23)	—
Non-cash stock-based compensation expense	(4)	(2)	(7)	(5)
Restructuring charges	(4)	—	(5)	(2)
Gain on sale of Merry Maids branches	—	2	2	3
Non-cash impairment of software and other related costs	(1)	—	(1)	—
Loss from discontinued operations, net of income taxes	—	—	—	(1)
Provision for income taxes	(7)	(42)	(30)	(59)
Loss on extinguishment of debt	—	(14)	—	(27)
Interest expense	(38)	(42)	(76)	(88)
Other non-operating expenses	—	(1)	—	(3)
Net income	$16	$67	$54	$94

Terminix Segment

 Revenue by service line is as follows:

	Three Months Ended
	June 30,
(In millions)	2016	2015	Growth		Acquired		Organic
Pest Control	$226	$205	$21	10%	$16	8%	$5	2%
Termite and Other Services(1)	168	168	—	—%	1	1%	(1)	(1)%
Other	20	22	(2)	(9)%	—	—%	(2)	(9)%
Total revenue	$414	$395	$19	5%	$17	4%	$2	1%

(1)	Termite renewal revenue comprised 48 percent and 47 percent of total revenue from Termite and Other Services for the second-quarter of 2016 and 2015, respectively.

American Home Shield Segment

The table below presents selected operating metrics related to renewable customer counts and customer retention.

	As of June 30,
	2016(1)	2015
Growth in Home Warranties	10%	7%
Customer Retention Rate	76%	75%

(1)

As of June 30, 2016, excluding the OneGuard Home Warranties (“OneGuard”) accounts acquired on June 27, 2016, the growth in home warranties was 7 percent, and, excluding all OneGuard accounts, the customer retention rate for our American Home Shield segment was 75 percent.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	June 30,		Revenue
(In millions)	2016	2015	2016
Royalty Fees	$30	$31	60%
Company-Owned Merry Maids Branches	2	12	4
Janitorial National Accounts	11	10	22
Sales of Products	4	4	7
Other	3	3	7
Total revenue	$50	$60	100%